UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  December 11, 2013

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767
(Address of principal executive offices)

386-943-8358
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The Company (“TTE”) entered into Amendment #1 to the Joint Venture Agreement (the “Amendment”) executed by and between Turbine Truck Engines, Inc. (“TTE”) and Energy Technology Services Co., Ltd. (“ETS”) dated July 30, 2012 and renewed in September, 2013 (as Amended the “Agreement”).

Under the terms of the Amendment, ETS agrees that upon certification of the H2 Generator in China, and receipt of five (5) confirmed orders for additional machines, TTE will pay ETS 2.5 million CAD over a one (1) year period and receive a full transfer of the H2 technology to TTE.  Upon execution of the Definitive Technology Transfer Agreement, TTE will pay ETS 150,000 CAD and the balance of 850,000 CAD 90 days thereafter.

If ETS secures five (5) leases prior to China certification, then the entire 1,000,000 CAD will be paid at that time, with the technology transfer and balance of the fees being paid over a one (1) year period, all to be outlined in the Definitive Agreement to be signed.

Dr. Chang will receive a salary of $25,000 per month (including ETS team) for a two (2) year term during the technology transfer, and will be led by Dr. Chang. He will select a team of personnel to work with him.  Dr. Chang will agee to become the Chief Technical Officer of TTE for a five (5) year period with a base salary, stock options under an employment agreement to be negotiated.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

10.1	Amendment #1 to Joint Venture Agreement dated December 6, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: December 11, 2013	By:	/s/ Michael H. Rouse
Michael H. Rouse, CEO

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